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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 2001, in
               accordance with a call made by the Federal Reserve
               Bank of this District pursuant to the provisions of
                            the Federal Reserve Act.

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                                                     DOLLAR AMOUNTS
                     ASSETS                                         IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..............................................................$  19,899
     Interest-bearing balances ......................................................   23,359
Securities:
Held to maturity securities..........................................................      531
Available for sale securities........................................................   60,361
Federal funds sold and securities purchased under
     agreements to resell ............................................................  50,929
Loans and lease financing receivables:
     Loans and leases held for sale.....................................                 3,311
     Loans and leases, net of unearned income                                        $ 153,867
     Less: Allowance for loan and lease losses                                           2,369
     Loans and leases, net of unearned income and
     allowance ........................................................................151,498
Trading Assets .........................................................................61,673
Premises and fixed assets (including capitalized
     leases).............................................................................4,387
Other real estate owned..................................................................   39
Investments in unconsolidated subsidiaries and
     associated companies................................................................  429
Customers' liability to this bank on acceptances
     outstanding ......................................................................... 291
Intangible assets
        Goodwill.............................................................            1,839
        Other Intangible assets.............................................             3,479
Other assets ...........................................................................18,598
                                                                                        ------
TOTAL ASSETS ........................................................................$ 400,623
                                                                                     =========
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                                   LIABILITIES
Deposits
     In domestic offices ............................................................$131,214
     Noninterest-bearing ............................................................$ 52,683
     Interest-bearing ................................................................ 78,531
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ..........................................................112,394
        Noninterest-bearing..........................................................$  5,045
     Interest-bearing ................................................................107,349

Federal funds purchased and securities sold under agree-
ments to repurchase ...................................................................61,321
Trading liabilities ...................................................................43,847
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases).................................        10,309
Bank's liability on acceptances executed and outstanding....................              291
Subordinated notes and debentures ......................................................6,030
Other liabilities .....................................................................12,004
TOTAL LIABILITIES ....................................................................377,410
Minority Interest in consolidated subsidiaries..................................          126

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus...................................            0
Common stock ...........................................................................1,211
Surplus  (exclude all surplus related to preferred stock)..............................12,714
    Retained earnings................................................................   9,446
    Accumulated other comprehensive income...........................................    (284)
Other equity capital components.................................................            0
TOTAL EQUITY CAPITAL ..................................................................23,087
                                                                                       ------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                             $400,623
                                                                                   ==========
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.


                                     WILLIAM B. HARRISON JR. )
                                     DOUGLAS A. WARNER III   ) DIRECTORS
                                     LAWRENCE A. BOSSIDY     )

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